Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Implant Sciences Corporation of our report dated December 23, 2004, relating to the financial statements of Core Systems, Inc. which appears in Implant Sciences Corporation’s Form 8-K/A filed on December 29, 2004.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Nation Smith Hermes Diamond, APC

San Diego, California

August 1, 2005